Exhibit 99.1

RADIANT LOGISTICS ANNOUNCES RESULTS FOR THE FOURTH fiscal quarter AND YEAR ENDED June 30, 2018

Reports record quarterly results with revenues of $233.8 million, up $32.0 million or 15.9%;

Net revenues of $59.3 million, up $9.5 million or 19.0%; and

Adjusted EBITDA of $9.9 million

BELLEVUE, WA September 13, 2018 – Radiant Logistics, Inc. (NYSE American: RLGT), a third-party logistics and multimodal transportation services company, today reported financial results for the three and twelve months ended June 30, 2018.

Fourth Fiscal Quarter Financial Highlights (Quarter Ended June 30, 2018)

•	Revenues increased to a record $233.8 million for the fourth fiscal quarter ended June 30, 2018, up $32.0 million or 15.9% compared to revenues of $201.8 million for the comparable prior year period.
•

Net revenues increased to a record $59.3 million for the fourth fiscal quarter ended June 30, 2018, up $9.5 million or 19.0% compared to net revenues of $49.8 million for the comparable prior year period.

•

Net income allocable to common stockholders increased to a record $4.3 million, or $0.09 per basic and fully diluted share, compared to net loss allocable to common stockholders of $1.0 million, or $0.02 per basic and fully diluted share  for the comparable prior year period.

•

Adjusted net income allocable to common stockholders increased to a record $5.7 million, or $0.11 per basic and fully diluted share for the fourth fiscal quarter ended June 30, 2018, compared to adjusted net income allocable to common stockholders of $3.8 million, or $0.08 per basic and fully diluted share for the comparable prior year period. Periods are calculated by applying a normalized tax rate of 31% and excluding other items not considered part of regular operating activities.

•

Adjusted EBITDA increased to a record $9.9 million for the fourth fiscal quarter ended June 30, 2018, up $3.0 million or 43.5% compared to adjusted EBITDA of $6.9 million for the comparable prior year period.

•

Adjusted EBITDA margin (expressed as a function of net revenues) increased 280 basis points to 16.7% for the fourth fiscal quarter ended June 30, 2018, compared to Adjusted EBITDA margin of 13.9% for the comparable prior year period.

CEO Comments

“We are pleased to report record results for the quarter ended June 30, 2018 and broad-based improvement in our financial performance,” said Bohn Crain, Founder and CEO. “We posted record revenues of $233.8 million, up $32.0 million or 15.9%; record net revenues of $59.3 million, up $9.5 million or 19.0%; record net income allocable to common stockholders of $4.3 million, up $5.3 million; record adjusted net income allocable to common shareholders of $5.7 million, up $1.9 million or 50.0%; and Adjusted EBITDA of $9.9 million, up $3.0 million or 43.5% over the comparable prior year period. In addition, we also set a new record in terms of our Adjusted EBITDA margins, up 280 basis points to 16.7%, from 13.9% for the comparable prior year period.”

“While we continued to see anticipated margin pressure with our underlying asset-based carrier partners during the quarter, we also saw the benefit of our focused effort on organic growth, delivering double-digit revenue growth across all categories of our business, with forwarding revenues up $23.7 million, or 16.0%, brokerage revenues up $7.1 million, or 14.0%, and value-added services revenues up $1.3 million and 44.6%. This ultimately translated to an incremental $9.5 million in net revenues over the comparable prior year period. As we have previously discussed, we remain most interested in growing our gross margin dollars and getting more of those dollars to the bottom line as we scale the business. In this regard, we were quite pleased to not only see the growth in our gross margin dollars, but also see the leverage in our back-office operations as reflected in our expanding EBITDA margins.”

“On the technology front we also continue to make meaningful progress on a number of  strategic technology initiatives,  including (1) the continued expansion of our new SAP-based transportation management system (“SAP-TM”) that is now deployed in 7 of our company owned locations and on track for deployment to our strategic operating partners later this year, (2)  the recent launch of our new customer portal which provides our customers with on-line booking and event based tracking through direct integration with SAP-TM with future phases of functionality that will include additional collaboration, quoting, and a user operated reporting engine,

(3) the completion of our blue-printing efforts to operationalize international air and ocean functionality within our new SAP-TM platform, (4) the successful deployment of our new back-office digitization technology to provide  optical character recognition and process automation solution to streamline our procure-to-pay processes with our carriers provides and (5) further progress on migrating our SAP production environment to Amazon’s cloud computing platform which is also on track to occur later this year which will give us cost effective access to the computing power, database storage and other functionality to help us scale and grow our business.”

Crain Continued: “As we head into the new year, we remain committed to our long-standing strategy to deliver profitable growth through a combination of organic and acquisition growth initiatives. We have low leverage on our balance sheet, strong free cash flow, and continue our disciplined search for acquisition candidates that bring critical mass to our current platform with respect to geography, purchasing power, and complementary service offerings. We believe we remain well positioned to continue to benefit from a favorable market environment given the healthy economy and look forward to continuing to build on the success of this most recent quarter.”

Fourth Fiscal Quarter Ended June 30, 2018 – Financial Results

For the three months ended June 30, 2018, Radiant reported net income allocable to common stockholders of $4.3 million on $233.8 million of revenues, or $0.09 per basic and fully diluted share. For the three months ended June 30, 2017, Radiant reported a net loss allocable to common stockholders of $1.0 million on $201.8 million of revenues, or $0.02 per basic and fully diluted share.

For the three months ended June 30, 2018, Radiant reported adjusted net income allocable to common stockholders of $5.7 million, or $0.11 per basic and fully diluted share. For the three months ended June 30, 2017, Radiant reported adjusted net income allocable to common stockholders of $3.8 million, or $0.08 per basic and fully diluted share.

For the three months ended June 30, 2018, Radiant reported Adjusted EBITDA of $9.9 million, compared to $6.9 million for the comparable prior year period.

Year Ended June 30, 2018 – Financial Results

For the year ended June 30, 2018, Radiant reported net income allocable to common stockholders of $8.1 million on $842.4 million of revenues, or $0.17 per basic and $0.16 per fully diluted share, including a one-time benefit of $2.4 million related to a re-measurement of deferred tax liabilities as a result of the recently enacted Tax Cuts and Jobs Act. For the year ended June 30, 2017, Radiant reported net income allocable to common stockholders of $2.8 million on $777.6 million of revenues, or $0.06 per basic and fully diluted share.

For the year ended June 30, 2018, Radiant reported adjusted net income allocable to common stockholders of $14.8 million or $0.30 per basic and $0.29 per fully diluted share. For the year ended June 30, 2017, Radiant reported adjusted net income allocable to common stockholders of $17.2 million or $0.35 per basic and $0.34 per fully diluted share.

For the year ended June 30, 2018, Radiant reported Adjusted EBITDA of $29.2 million, compared to $29.6 million for the comparable prior year period.

Earnings Call and Webcast Access Information

Radiant Logistics, Inc. will host a conference call on Thursday, September 13, 2018 at 4:30 PM Eastern to discuss the contents of this release. The conference call is open to all interested parties, including individual investors and press. Bohn Crain, Founder and CEO will host the call.

Conference Call Details

DATE/TIME:	Thursday, September 13, 2018 at 4:30 PM Eastern
DIAL-IN	US (877) 407-8031; Intl. (201) 689-8031
REPLAY	September 14, 2018 at 9:30 AM Eastern to September 27, 2018 at 4:30 PM Eastern, US (877) 481-4010;
Intl. (919) 882-2331 (Replay ID number: 37399)

Webcast Details

This call is also being webcast and may be accessed via Radiant’s web site at www.radiantdelivers.com or through www.InvestorCalendar.com.

About Radiant Logistics (NYSE American: RLGT)

Radiant Logistics, Inc. (www.radiantdelivers.com) is a third-party logistics and multimodal transportation services company delivering advanced supply chain solutions through a network of company-owned and strategic operating partner locations across North America. Through its comprehensive service offering, Radiant provides domestic and international freight forwarding services, truck and rail brokerage services and other value-added supply chain management services, including customs brokerage, order fulfillment, inventory management and warehousing to a diversified account base including manufacturers, distributors and retailers using a network of independent carriers and international agents positioned strategically around the world.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management's expectations. These forward-looking statements involve risks and uncertainties that include, among others, risks related to: trends in the domestic and global economy; our ability to attract new and retain existing agency relationships; acquisitions and integration of acquired entities; availability of capital to support our acquisition strategy; our ability to maintain and improve back office infrastructure and transportation and accounting information systems in a manner sufficient to service our revenues and network of operating locations; the ability of the Wheels operation to maintain and grow its revenues and operating margins in a manner consistent with recent operating results and trends; our ability to maintain positive relationships with our third-party transportation providers, suppliers and customers; outcomes of legal proceedings; competition; management of growth; potential fluctuations in operating results; and government regulation. More information about factors that potentially could affect our financial results is included Radiant Logistics, Inc.'s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings.

# # #

Investor Contact: Radiant Logistics, Inc. Todd Macomber (425) 943-4541 tmacomber@radiantdelivers.com	Media Contact: Radiant Logistics, Inc. Jennifer Deenihan (425) 462-1094 jdeenihan@radiantdelivers.com

RADIANT LOGISTICS, INC.

Consolidated Balance Sheets

(In thousands, except share and per share data)	June 30,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$6,992	$5,808
Accounts receivable, net of allowance of $1,703 and $1,599, respectively	137,578	116,327
Income tax receivable	2,105	432
Prepaid expenses and other current assets	6,599	7,153
Total current assets	153,274	129,720

Technology and equipment, net	18,566	15,227

Goodwill	65,389	66,779
Intangible assets, net	65,264	74,729
Deposits and other assets	2,945	3,085
Total long-term assets	133,598	144,593
Total assets	$305,438	$289,540

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$90,153	$85,490
Operating partner commissions payable	14,322	10,843
Accrued expenses	5,404	4,778
Current portion of notes payable	3,726	3,382
Current portion of contingent consideration	960	4,130
Current portion of transition and lease termination liability	1,385	1,210
Other current liabilities	295	143
Total current liabilities	116,245	109,976

Notes payable, net of current portion	43,197	37,040
Contingent consideration, net of current portion	1,615	5,790
Transition and lease termination liability, net of current portion	—	804
Deferred rent liability	1,020	857
Deferred income taxes	8,665	10,826
Other long-term liabilities	1,082	782
Total long-term liabilities	55,579	56,099
Total liabilities	171,824	166,075
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; 839,200 shares issued and outstanding, liquidation preference of $20,980	1	1
Common stock, $0.001 par value, 100,000,000 shares authorized; 49,511,907 and 49,177,215 shares issued, and 49,420,109 and 49,085,417 shares outstanding, respectively	31	30
Additional paid-in capital	117,968	116,172
Treasury stock, at cost, 91,798 shares	(253)	(253)
Retained earnings	15,539	7,397
Accumulated other comprehensive income	186	65
Total Radiant Logistics, Inc. stockholders’ equity	133,472	123,412
Non-controlling interest	142	53
Total equity	133,614	123,465
Total liabilities and equity	$305,438	$289,540

RADIANT LOGISTICS, INC.

Consolidated Statements of Comprehensive Income

(In thousands, except share and per share data)	Three Months Ended June 30,		Year Ended June 30,
	2018	2017	2018	2017
Revenues	$233,805	$201,829	$842,417	$777,613
Cost of transportation	174,542	152,034	639,990	582,977
Net revenues	59,263	49,795	202,427	194,636

Operating partner commissions	27,430	22,478	88,844	90,207
Personnel costs	14,993	13,692	58,566	51,930
Selling, general and administrative expenses	7,594	7,047	28,447	23,971
Depreciation and amortization	3,606	3,310	14,389	12,349
Transition and lease termination costs	69	953	176	2,260
Change in fair value of contingent consideration	(1,101)	1,638	(1,176)	3,431
Total operating expenses	52,591	49,118	189,246	184,148

Income from operations	6,672	677	13,181	10,488

Other income (expense):
Interest income	8	8	34	25
Interest expense	(772)	(649)	(3,109)	(2,522)
Foreign currency transaction gains (losses)	125	(132)	(8)	222
Other	80	(15)	408	379
Total other expense	(559)	(788)	(2,675)	(1,896)

Income (loss) before income taxes	6,113	(111)	10,506	8,592

Income tax expense	(1,164)	(391)	(73)	(3,673)

Net income (loss)	4,949	(502)	10,433	4,919
Less: net income attributable to non-controlling interest	(107)	(15)	(245)	(57)

Net income (loss) attributable to Radiant Logistics, Inc.	4,842	(517)	10,188	4,862
Less: preferred stock dividends	(511)	(511)	(2,046)	(2,046)

Net income (loss) allocable to common stockholders	$4,331	$(1,028)	$8,142	$2,816

Other comprehensive income (loss):
Foreign currency translation gain (loss)	270	(463)	121	(33)
Comprehensive income (loss)	$5,219	$(965)	$10,554	$4,886

Income (loss) per share allocable to common stockholders:
Basic	$0.09	$(0.02)	$0.17	$0.06
Diluted	$0.09	$(0.02)	$0.16	$0.06

Weighted average common shares outstanding:
Basic	49,368,292	48,894,737	49,239,870	48,840,797
Diluted	50,557,716	48,894,737	50,634,671	49,993,595

RADIANT LOGISTICS, INC.

Reconciliation of Net Income (Loss) Allocable to Common Stockholders
to Adjusted Net Income, EBITDA and Adjusted EBITDA

(unaudited)

As used in this report, Adjusted Net Income, EBITDA, and Adjusted EBITDA are not measures of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Adjusted Net Income, EBITDA, and Adjusted EBITDA are presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business. For Adjusted Net Income, management uses a 31% tax rate for calculating the provision for income taxes before preferred dividend requirement to normalize Radiant’s tax rate to that of its competitors and to compare Radiant’s reporting periods with different effective tax rates. In addition, in arriving at Adjusted Net Income, the Company adjusts for certain non-cash charges and significant items that are not part of regular operating activities. These adjustments include depreciation and amortization, income taxes, change in contingent consideration, amortization of loan fees, write-off of loan fees, impairment of acquired intangible assets, acquisition related costs, transition costs, lease termination costs, litigation costs and non-recurring costs.

Adjusted EBITDA means earnings before preferred stock dividends, interest, income taxes, depreciation and amortization, which is then further adjusted for changes in contingent consideration, expenses specifically attributable to acquisitions, lease termination costs, extraordinary items, share-based compensation expense, litigation costs, non-recurring costs, material management and distribution (“MM&D”) start-up costs, write off of loan fees, impairment of acquired intangible assets and foreign exchange losses or gains.

We believe that these non-GAAP financial measures, as presented, represent a useful method of assessing the performance of our operating activities, as they reflect our earnings trends without the impact of certain non-cash charges and other non-recurring charges. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations to allow a comparison to other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results. However, these non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. Adjusted Net Income, EBITDA, and Adjusted EBITDA should not be considered in isolation or as a substitute for any of the consolidated statements of operations prepared in accordance with GAAP, or as an indication of Radiant’s operating performance or liquidity.

Reconciliation of net income (loss) allocable to common stockholders to adjusted net income:	Three Months Ended June 30,		Year Ended June 30,
(In thousands, except share and per share data)	2018	2017	2018	2017
Net income (loss) allocable to common stockholders	$4,331	$(1,028)	$8,142	$2,816
Adjustments to net income (loss):
Income tax expense	1,164	391	73	3,673
Depreciation and amortization	3,606	3,310	14,389	12,349
Change in contingent consideration	(1,101)	1,638	(1,176)	3,431
Lease termination costs	69	541	176	566
Acquisition related costs	86	419	239	944
Litigation costs	214	39	346	177
Non-recurring costs	—	—	—	14
Amortization of loan fees	59	79	243	317
Transition costs associated with acquisitions	—	275	—	1,538

Adjusted net income before income taxes	8,428	5,664	22,432	25,825

Provision for income taxes at 31% before preferred dividend requirement	(2,771)	(1,914)	(7,588)	(8,640)

Adjusted net income	$5,657	$3,750	$14,844	$17,185

Adjusted income per common share:
Basic	$0.11	$0.08	$0.30	$0.35
Diluted	$0.11	$0.08	$0.29	$0.34

Weighted average common shares outstanding:
Basic	49,368,292	48,894,737	49,239,870	48,840,797
Diluted	50,557,716	50,470,803	50,634,671	49,993,595

Reconciliation of net income (loss) allocable to common stockholders to adjusted EBITDA	Three Months Ended June 30,		Year Ended June 30,
(In thousands, except share and per share data)	2018	2017	2018	2017
Net income (loss) allocable to common stockholders	$4,331	$(1,028)	$8,142	$2,816
Preferred stock dividends	511	511	2,046	2,046

Net income (loss) allocable to Radiant Logistics, Inc.	4,842	(517)	10,188	4,862
Income tax expense	1,164	391	73	3,673
Depreciation and amortization	3,606	3,310	14,389	12,349
Net interest expense	764	641	3,075	2,497

EBITDA	10,376	3,825	27,725	23,381

Share-based compensation	398	321	1,514	1,304
Change in contingent consideration	(1,101)	1,638	(1,176)	3,431
Acquisition related costs	86	419	239	944
Litigation costs	214	39	346	177
Non-recurring costs	—	—	—	14
Lease termination costs	69	541	176	566
MM&D start-up costs	—	—	410	—
Foreign exchange loss (gain)	(125)	132	8	(222)

Adjusted EBITDA	$9,917	$6,915	$29,242	$29,595
Adjusted EBITDA as a % of Net Revenues	16.7%	13.9%	14.4%	15.2%